SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 21, 2003 (July 21, 2003)

Cavco Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-08822 (Commission File Number)	86-0214910 (I.R.S. Employer Identification No.)

1001 North Central Avenue, Suite 800 Phoenix, Arizona (Address of Principal Executive Offices)	85004 (Zip Code)

(Registrant’s telephone number, including area code) (602) 256-6263

(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements and Exhibits

Exhibits

99.1	Press release dated July 21, 2003.

Item 9. Regulation FD Disclosure

     On July 21, 2003, Cavco Industries, Inc. a Delaware corporation (the “Corporation”), announced its fiscal first quarter net earnings for the quarter ended June 30, 2003. A copy of the Corporation’s press release announcing these financial results, which is attached as Exhibit 99.1 hereto and incorporated by reference, is being furnished under this Item 9 in accordance with the provisions of Regulation FD (17 CFR §§ 243.100 et seq .). This information is being provided under Item 9 and Item 12. (Disclosure of results of operations and financial condition).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVCO INDUSTRIES, INC. (Registrant)

By:	/s/ Sean K. Nolen

	Name: Title:	Sean K. Nolen Vice President, Chief Financial Officer and Treasurer

Date: July 21, 2003

EXHIBIT INDEX

Exhibit	Description

99.1	Text of Press Release dated July 21, 2003.